                                                                     EXHIBIT 4.4
                                                                     -----------


                         REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (the "Agreement") is made as of ________ ___, 1997, by and among Carey International, Inc., a Delaware corporation ("Carey"), and Michael Hemlock, a resident of Hewlett, New York ("MH").

                                    RECITALS

     A. Pursuant to an Agreement and Plan of Merger dated as of March 1, 1997, 1997 by and among Carey, Manhattan International Limousine Network Ltd. ("MILN"), a New York corporation, MILN Acquisition Corporation ("Acquisition"), a Delaware corporation, and MH (the "Merger Agreement"), Acquisition will merge with and into MILN (the "Merger"), with the result that MILN will be a wholly-owned subsidiary of Carey;

     B. In consideration of the Merger, Carey is issuing and transferring to MH, among other things, the Shares (as defined below); and

     C. Carey has agreed to provide MH with certain rights to require Carey to register for public distribution the Shares.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

    1.   Certain Definitions

     As used in this Agreement, the following terms shall have the following respective meanings:

     "Commission" means the Securities and Exchange Commission, or any other
      ----------
federal agency at the time administering the Securities Act (as defined below).

     "Common Stock" means shares of Common Stock, par value $.01 per share, of
      ------------
Carey.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or
      ------------
any similar federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

     "IPO" means the initial public offering of shares of the Common Stock under
      ---
a registration statement filed with the Commission pursuant to the Securities Act on or about the date hereof.

     "Registrable Shares" means any Shares held by a Stockholder (as defined
      ------------------
below) together with any securities issued or issuable with respect to any Shares held by a Stockholder by way of stock dividend, stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

     "Registration Statement" means a registration statement (as defined in the
      ----------------------
Securities Act) on Form S-1, or any other registration form permitting a secondary distribution, other than registration statements on Form S-4 or S-8, or their successors, on which shares of Common Stock are to be registered for resale for the account of any stockholder, but excluding a registration statement to be used for the resale of shares of Common Stock by institutional investors which acquired such shares or securities convertible into such shares after the date hereof in a transaction not registered under the Securities Act.

     "Securities Act" means the Securities Act of 1933, as amended, or any
      --------------
similar federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

     "Selling Stockholder" means any of the Stockholders (as defined below) who
      -------------------
requests or joins in any registration of Registrable Shares hereunder.

     "Shares" means any Shares of Common Stock (as defined below) issued by
      ------
Carey to MH pursuant to the terms of the Merger Agreement.

     "Stockholders" means MH and any family investment company or limited
      ------------
partnership to which MH transfers any Shares.

    2.   Sale or Transfer of Shares.

     (a) The Stockholders shall not sell or transfer any Shares (other than the transfer of Shares from MH to a family investment company or limited partnership in connection with which the transferee agrees to be bound to the same extent as MH by the provisions of Section 6 of the Merger Agreement to the full extent of the transferred Shares and any proceeds thereof) unless either (i) they first shall have been registered under the Securities Act, or (ii) Carey first shall have been furnished with a written opinion of legal counsel (which counsel and opinion, in form and substance, shall be reasonably satisfactory to Carey), to the effect that the proposed sale or transfer is exempt from the registration requirements of the Securities Act.

     (b) Each certificate representing the Shares shall bear one or all of the following legends:

         (i) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. NEITHER SUCH SHARES NOR ANY PORTION THEREOF OR INTEREST THEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE CORPORATION SHALL HAVE RECEIVED EVIDENCE OF SUCH EXEMPTION SATISFACTORY TO THE CORPORATION (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION).

         (ii) any legend required by the laws of the State of Delaware or applicable state securities laws.

     (c) The legend required pursuant to Section 2(b)(i) shall be removed from the certificates representing any Shares, at the request of the holder thereof,
(i) at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act, (ii) following their sale pursuant to a Registration Statement, or (iii) at such time as they are sold pursuant to Rule 144 under the Securities Act, or any other exemption from the Securities Act, in a transaction that complies with Section 2(a)(ii).

    3.   Demand Registrations.

     (a) At any time or times, but in any event subject to the limitations set forth in Section 3(d), after Carey becomes eligible to file a Registration Statement on Form S-3 (or any successor form relating to secondary offerings), any Stockholder may request Carey, in writing, to effect the registration of Registrable Shares on Form S-3 (or such successor form) at Carey's expense.
Upon receipt of any such request, Carey shall promptly give written notice of such proposed registration to all Stockholders. Each such Stockholder shall have the right, by giving written notice to Carey within thirty (30) days after Carey provides its notice, to elect to have included in such registration such of its Registrable Shares as such Stockholder may request in such notice of election. Thereupon, Carey shall, as expeditiously as possible, use its best efforts to effect the registration on Form S-3 (or such successor form) of all Registrable Shares which Carey has been requested to register. Any offering of Registrable Shares under the Registration Statement on Form S-3 (or successor form) shall not be underwritten. If at any time after thirteen months following the date first set forth above, Carey shall be ineligible to file a Registration Statement on Form S-3 (or any successor form relating to secondary offerings), Carey shall use its best efforts to effect the requested registration on any available registration form promulgated pursuant to the Securities Act.

     (b) If at the time of any request to register Registrable Shares pursuant to this Section 3, Carey is engaged or has fixed plans to engage within sixty
(60) days of the time of the request in a registered public offering (by filing a Registration Statement with the Commission) or is engaged in any other activity which, in the good faith determination of Carey's Board of Directors, would be adversely affected by the requested registration to the material detriment of Carey, then Carey may at its option direct that such request be delayed (i) in the case of a registered public offering, for such period as the underwriters require with respect to any other Carey shareholder holding as many or more shares of Common Stock, not to exceed six (6) months from the effective date of such offering or (ii) in the case of another material activity, a period not exceed six (6) months from the date of commencement of such activity, as the case may be, such right to delay a request to be exercised by Carey not more than once in any one-year period.

     (c) Notwithstanding Section 3(a), (i) Carey need not include any Registrable Shares owned by any Stockholder in any Registration Statement provided for under this Section if in the opinion of counsel for Carey reasonably satisfactory to the Stockholder, registration of such shares under the Securities Act is not necessary for the Stockholder to dispose of all of such shares in the public market in compliance with the Securities Act; provided that, in such case, the opinion of such counsel shall be in writing addressed to the Stockholder and shall be rendered within twenty (20) days after Carey receives the Stockholder's request for registration or the Stockholder's notice of election to have included in a registration some or all of the Stockholder's Registrable Shares; and (ii) Carey shall not be required to effect the registration under this Agreement of a number of Registerable Shares which is less than twenty-five percent (25%) of the total number of Shares issued by Carey.

     (d) Carey shall not be required to effect more than two registrations pursuant to paragraph (a) above, provided, however, that each such obligation shall be deemed satisfied only when a registration statement covering all of the Registrable Shares specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by such holders, shall have become effective.

    4.   "PIGGYBACK" REGISTRATION.

     (a) If at any time Carey delays a requested registration pursuant to
Section 3(b) and proposes to file, during the period that such registration is delayed, a Registration Statement registering the sale of any shares of Common Stock owned by any Carey shareholder, it will, prior to such filing, give written notice to all Stockholders holding Registrable Shares of its intention to do so, and, upon the written request of any Stockholder given within fifteen
(15)
days after Carey provides such notice (which request shall state the intended method of disposition of such Registrable Shares), Carey shall use its best efforts to cause all Registrable Shares which Stockholders have requested Carey to register to be registered under the Securities Act; provided, however, that Carey shall have the right to postpone or withdraw any registration effected pursuant to this Section 4 without obligation to any Stockholder.

     (b) In connection with any offering under this Section 4 involving an underwriting, Carey shall not be required to include any Registrable Shares in such underwriting unless the requesting Stockholders accept the terms of the underwriting as agreed upon between Carey and the underwriters selected by Carey.

     (c) If, in the opinion of the managing underwriter, the registration of all or part of the Registrable Shares which Stockholders have requested to be included pursuant to this Section 4 would materially and adversely affect such public offering, then Carey shall be required to include in the underwriting only that number of Registrable Shares, if any, which the managing underwriter believes may be sold without causing such adverse effect. If the number of Registrable Shares to be included in the underwriting in accordance with the foregoing is less than the total number of shares which the Stockholders have requested to be included, then the Stockholders who have requested registration shall participate in the underwriting pro rata based upon their total ownership of the aggregate number of shares requested to be included in such registration by the Stockholders and by any stockholders who have requested that their shares be included in such registration (or in any proportion as agreed upon by all stockholders requesting registration).

     (d) A Stockholder's rights to register any Registrable Shares or receive any notice with respect to such Registrable Shares pursuant to this Section 4 shall terminate in the event that (i) all Registrable Shares are registered pursuant to Article 3 of this Agreement, or (ii) Carey effects a registration pursuant to Section 4(a) above with respect to such Registrable Shares; provided, however, that Carey shall only be deemed to have effected a registration pursuant to Section 4(a) with respect to such Registrable Shares when a Registration statement covering such Registrable Shares is filed with the Commission and becomes effective.

    5.   Registration Procedures.

     If and whenever Carey is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Shares under the Securities Act, Carey shall as expeditiously as possible:

     (a) use its best efforts to prepare and file with the Commission within sixty (60) days from receipt of a request pursuant to Section 3(a) a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become effective;

     (b) prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective for a period of not less than one hundred eighty (180) days from the effective date;

     (c) furnish to each Selling Stockholder such number of copies of the Registration Statement and prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by such Stockholder;

     (d) use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or blue sky laws of such states as the Selling Stockholders shall reasonably request and shall be required under applicable law, and do any and all other acts and things that may be reasonably necessary to enable the Selling Stockholders to consummate the public sale or other disposition in such jurisdictions of the Registrable Shares owned by the Selling Stockholders; provided, however, that Carey shall not be required in connection with this paragraph (d) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

     (e) immediately notify each Selling Stockholder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and provide the Selling Stockholders with revised prospectuses; and

     (f) make available for inspection by each Selling Stockholder, and any attorney, accountant or other agent retained by a Selling Stockholder, all financial and other records, pertinent corporate documents and properties of Carey, and cause Carey's officers, directors and employees to supply all information reasonably requested by such Selling Stockholder, attorney, accountant or agent in connection with such Registration Statement.

    6.   Allocation of Expenses.

     Carey will pay all Registration Expenses (as defined below) of all registrations under this Agreement; provided, however, that if a registration is withdrawn at the request of the

Selling Stockholders, the Selling Stockholders shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Shares included in such registration. For purposes of this Section, the term "Registration Expenses" shall mean all expenses incurred by Carey in complying with this Agreement, including, without limitation, all registration and filing fees, exchange or NASDAQ listing fees, printing expenses, accounting fees, fees and disbursements of counsel for Carey, state blue sky fees and expenses of special audits incident to or required by such registration, but excluding underwriting discounts and selling commissions relating to the Registrable Shares and fees and disbursements of counsel to the Selling Stockholders.

    7.   Indemnification.

     (a) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, Carey will indemnify and hold harmless each Selling Stockholder, each underwriter of such Registrable Shares, and each person, if any, who controls such Stockholder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Stockholder, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or any offering circular or other document related to such registration, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based on any violation by Carey of any rule or regulation promulgated under the Securities Act, the Exchange Act, state securities laws or otherwise, applicable to Carey and relating to any action or registration required of the Carey in connection with any such registration; and Carey will reimburse such Stockholder, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such Stockholder, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Carey will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in (i) such Registration Statement, preliminary prospectus or final prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to Carey, in writing, by or on behalf of such Stockholder, underwriter or controlling person specifically for use in the preparation thereof or (ii) a preliminary prospectus, if a copy of a final prospectus correcting any such untrue statement or omission was timely delivered to such selling Stockholder.

     (b) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each Selling Stockholder, severally and not jointly, will indemnify and hold harmless Carey, each underwriter and each person, if any, who controls Carey or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which Carey, such underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission pertained to such Stockholder and was made in reliance upon and in conformity with information furnished in writing to Carey by or on behalf of such Stockholder, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided, however, that the obligations of each Stockholder hereunder shall be limited to the proportion of any such losses, claims, damages or liabilities that are equal to the proportion that the public offering price of the Registrable Shares sold by each such Stockholder bears to the total offering price of all securities sold thereunder, but not in any event to exceed an amount equal to the proceeds to each such Stockholder sold as contemplated herein.

     (c) Each party entitled to indemnification under this Section 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld). The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this
Section 7, but as a result of any such failure, the Indemnifying Parties shall not be liable to the Indemnified Party for the amount of actual damages caused by such failure. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such

Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

    8.   Information by Selling Stockholders.

     Each Selling Stockholder shall furnish to Carey such information regarding such Stockholder and the distribution proposed by such Stockholder as Carey may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein.

    9.   "Lockup" Agreement.

     If required by Carey and the managing underwriter of Common Stock or other securities of Carey, each Stockholder shall agree not to sell or otherwise transfer or dispose of any Registrable Shares or other securities of Carey held by such Stockholder for a specified period of time (not to exceed one hundred and eighty (180) days) following the effective date of a Registration Statement (the "Stand-Off Period"). Such agreement shall be in writing in a form satisfactory to Carey and such underwriter. Carey may impose stop-transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restriction until the end of the Stand-Off Period.

    10. ASSIGNMENT; SUCCESSORS AND ASSIGNS. The rights and obligations of any party to this Agreement shall not be assigned without the written consent of the other parties, except that Carey shall have the absolute right to assign this Agreement to an affiliated or successor entity. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, heirs, personal representatives and assigns.

    11. Termination. This Agreement shall terminate on the third anniversary of the date hereof.

    12. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or by electronic facsimile transmission, when mailed by registered or certified mail (postage prepaid, return receipt requested) or delivered to a courier of national reputation to the respective parties as follows:

     If to Carey:

     Carey International, Inc.
     4530 Wisconsin Avenue, N.W.
     Washington, DC  20016
     Fax:  (202) 895-1201
     Attention:  Vincent A. Wolfington,
                 Chairman of the Board

     with a copy to:

     Nutter, McClennen & Fish, LLP
     One International Place
     Boston, Massachusetts 02110-2699
     Fax:  (617) 973-9748
     Attention:  James E. Dawson, Esq.

     If to any Stockholder, to such Stockholder at:

     200 Central Park South
     New York, New York  10020
     Fax:  (718) 786-5461

     with a copy to:

     Patterson, Belknap, Webb & Tyler LLP
     1133 Avenue of the Americas
     New York, NY  10036-6710
     Fax:  (212) 336-2222
     Attention:  Alan Gettner, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

    13. Entire Agreement. This Agreement embodies the entire agreement and the understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

    14. Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of Carey and the holders of more than 50% of the Registrable Shares. Any amendment or waiver effected in accordance with this Section 14 shall be binding upon each holder of any Shares or Registrable Shares, each future holder of all such securities and Carey. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term condition or provision.

    15. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    16. Headings. The headings of the sections, subsections, and paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.

    17. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

    18. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws, but not the laws of conflict of laws, of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands under seal as of the day and year first above written.


                    CAREY INTERNATIONAL, INC.


                    By: _______________________________________________
                         Title:


                    ___________________________________________________
                    Michael Hemlock